Exhibit (j)

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Scudder High Income Fund's (the "Fund") Class A, Class B and Class C Shares and Institutional Class Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Fund's Class A, Class B, Class C and Institutional Class Shares Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment No. 50 to the Fund's Registration Statement (Form N-1A, Nos. 2-60330), of our report, dated November 19, 2004, on the financial statements and financial highlights of Scudder High Income Fund in the Annual Report to the Shareholders for the year ended September 30, 2004.

                                                           /s/ERNST & YOUNG LLP

                                                           ERNST & YOUNG LLP

Boston, Massachusetts
January 26, 2005